Exhibit 99.1

Progressive Green Solutions, Inc. Provides Updates On Recent Corporate Accomplishments

YAPHANK, N.Y., Nov. 18, 2016 /PRNewswire/ -- Progressive Green Solutions, Inc. (OTC: PGSC) (the "Company"), today announced an update of its recent accomplishments.

Conversion of Insider Debt to Common Stock

"We are excited to announce that two members of the Board of Directors of the Company agreed to convert loans previously extended by them to the Company into common stock of the Company," said Eugene Fernandez, President and a member of the Board of Directors of the Company. "Not only does this improve our balance sheet and reduce the amount of interest accrued on a quarterly basis, but this also sends a strong message that the Board of Directors believes in the future of the Company." The conversions were accomplished as follows:

  On July 8, 2016, Stonehenge Holdings, LLC ("Stonehenge"), an entity controlled by Anthony Williams, a member of the Company's Board of Directors, agreed to retire $128,348 of previously advanced debt to the Company plus accrued interest into 1,426,089 shares of the Common Stock of the Company. Additionally, on September 26, 2016, Stonehenge agreed to convert $94,399 of previously advanced debt to the Company which includes accrued interest to the Company into 1,887,980 shares of the Common Stock of the Company.
  On September 26, 2016, DGS Group LLC, an entity controlled by Eugene Fernandez, the Company's President and a member of the Board of Directors, agreed to convert $600,000 of debt into 12,000,000 shares of the Common Stock of the Company.

Acquisition of Highland Sand & Gravel, Inc.

On October 12, 2016, Speyside Holdings LLC ("Speyside") completed the acquisition of the assets of Highland Sand & Gravel, Inc., a crushed aggregate quarry located in Highland Mills, New York. Since April 2015, Speyside has managed Highland Sand & Gravel, Inc.'s quarry pursuant to a management agreement.

"The acquisition of the assets of Highland Sand & Gravel, Inc. is directly aligned with our strategic objectives to expand into the crushed aggregates market," said Eugene Fernandez, President and a member of the Board of Directors of the Company. "The Highland Mills quarry is one of those rare gems as the quarry has a long useful life and it is near the robust New York Metropolitan markets." The acquisition of the assets of Highland Sand & Gravel, Inc. and its related operations were accomplished as follows:

  On October 6, 2016, CEM III LLC ("CEM") an entity that the Company indirectly owns twenty-six percent of acquired approximately 30 acres of real property in Highland Mills, New York to be used in conjunction with Speyside's operation of the Highland Mills quarry.
  On October 12, 2016, Speyside, Speyside Holdings II LLC, and BCM Speyside, LLC acquired the assets of Highland Sand & Gravel, Inc.
  On October 12, 2016, in connection with the acquisition of the assets of Highland Sand & Gravel, Inc., the Company's direct interest in Speyside and indirect interest in CEM was reduced to fifty-one percent and twenty-six percent respectively.

Reconditioning Services Agreement

On October 13, 2016, the Company's wholly owned subsidiary, Green Remanufacturing Solutions LLC ("GRS"), entered a return center services agreement with Fagor America, Inc. ("Fagor"), Spain's largest consumer appliance company and the fifth largest electrical appliance company in Europe. "The addition of the service agreement with Fagor is directly aligned with our strategic objectives to pivot GRS' business model," said Eugene Fernandez, President and a member of the Board of Directors of the Company. "This is another step forward for GRS as we continue to expand into the consumer returns reconditioning industry."

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Progressive Green Solutions, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Progressive Green Solutions, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Progressive Green Solutions, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACT: Eugene Fernandez, President, +1 (631) 775-8920